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                                                                 Exhibit (9)(g)

                                  AMENDMENT NO. 1
                                         TO
                                 SERVICES AGREEMENT


          Amendment No. 1 dated as of April 1, 1998 to the Services Agreement (the "Agreement") dated as of October 1, 1997 by and between Columbia Trust Company (the "Recordkeeper") and Galaxy Fund II (the "Company").

          WHEREAS, the Recordkeeper currently provides the administrative services and functions described in Schedule B of the Agreement (the "Services") with respect to the shares of the Company's investment portfolios listed on Schedule A of the Agreement (the "Funds") owned by certain defined contribution and other employee benefit plans (the "Plans") and included in one or more omnibus accounts in each Fund (the "Accounts") maintained of record by the Recordkeeper as nominee of each Plan;

          WHEREAS, in accordance with Section 15 of the Agreement, no fee is currently paid by the Company to the Recordkeeper in consideration for the Services provided by the Recordkeeper pursuant to the Agreement; and

          WHEREAS, the parties hereto wish to amend the Agreement (a) to provide for the payment of a fee by the Company to the Recordkeeper in consideration for the Services provided by the Recordkeeper and (b) to join First Data Investor Services Group, Inc., the Company's transfer agent (the "Transfer Agent"), as a party to the Agreement solely with respect to the payment of such fees to the Recordkeeper;

          NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

          1. The Transfer Agent is hereby joined as a party to the Agreement only with respect to Section 15 of the Agreement.

          2. Section 15 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "15. FEES.

          In consideration for the Services to be provided by the Recordkeeper to the Company pursuant to this Agreement, the Transfer Agent shall pay to the Recordkeeper the fees set forth in Schedule A to this Agreement. The parties agree that the fees are solely for shareholder servicing and other administrative services provided by the Recordkeeper and do not constitute payment in any manner for investment

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          advisory, distribution, trustee or other custodial services."

          3. Section 24 of the Agreement is amended by adding the following at the end of the Section:

               "...if to the Transfer Agent:

                    First Data Investor Services Group, Inc.
                    4400 Computer Drive
                    Westboro, MA  01581
                    Attention:  William Greilich
                    Facsimile No.:  (508) 871-9625"

          4. Schedule A of the Agreement is amended and restated in its entirety to read as set forth in Schedule A attached hereto.

          5. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the day and year first above written.


                              RECORDKEEPER

                              Columbia Trust Company


                                 By:
                                    -----------------------
                               Name:
                              Title:


                              GALAXY FUND II


                                 By:
                                    -----------------------
                               Name:  John T. O'Neill
                              Title:  President


                              FIRST DATA INVESTOR
                                SERVICES GROUP, INC.


                                 By:
                                    -----------------------
                               Name:
                              Title:


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                                     Schedule A

                                   FUNDS AND FEES


          (a) The Transfer Agent shall pay to the Recordkeeper with respect to each Account a monthly fee of 1/12 of $21.00 for each Participant sub-account of such Account in existence during all or part of such monthly period. Such fee shall be billed by the Recordkeeper monthly in arrears.

          (b)  The Funds subject to this Agreement are as follows:

                    Large Company Index Fund


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